Exhibit 10.1

2021 DELIMOBIL HOLDING S.A.

PHANTOM SHARE PLAN

Approved on 03 June 2021 by the Board of Directors of the Company

The objective of the 2021 Delimobil Holding S.A. Phantom Equity Plan (the “Plan”), approved on 03 June 2021 (the “Effective Date”) is to promote the interests of the Company by providing certain key employees and other service providers of the Group with an appropriate incentive to encourage them to continue in the service of the Group and to improve the growth, profitability and financial success of the Group.

ARTICLE I

DEFINITIONS

1.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, such Person.

1.2 “Bad Leaver” means the Participant ceasing to be an Employee as a consequence of (i) Participant’s resignation as an Employee or other unilateral termination of the Services, or (ii) Participant’s conclusion of a mutual termination agreement regarding the Services, or (iii) Participant’s dismissal as an Employee for Cause; provided that, for the avoidance of doubt, the Founder shall not be considered a Bad Leaver where he ceases to be an Employee as a consequence of his death, permanent disability or permanent incapacity through ill-health, redundancy, or wrongful or unfair dismissal by the employing company.

1.3 “Board” means the Board of Directors (conseil d’administration) of the Company.

1.4 “Cause” means the lawful termination of a Participant’s contract of employment or consultancy as a consequence of the Participant’s material breach of such contract and/or the Participant having been convicted of fraud or other indictable criminal offence which causes reputational damage to the Company, the Group or to the Founders.

1.5 “Change in Control” means the consummation of a transaction or series of related transactions as a result of which any Founder holding as of the date of this Plan directly or indirectly more than fifty (50) percent of the voting rights exercisable at general meetings of the members of the Company ceases to Control the Company.

1.6 “Committee” means the Compensation Committee (comité de rémunération) of the Board or any other committee appointed by the Board from time to time to administer the Plan, and if no such committee exists or has been appointed, the Board.

2021 Delimobil Holding S.A. Phantom Equity Plan

1.7 “Company” means DELIMOBIL HOLDING S.A., a public limited liability company (société anonyme) established under the Law of the Grand Duchy of Luxembourg, with the registered address at 10, rue C.M. Spoo, L-2546 Luxembourg, Grand Duchy of Luxembourg, registration number B 250892.

1.8 “Competitor” means a Person that competes with the Group, including any business(es) that the Group is actively considering conducting at the time of the Participant’s Separation Date, so long as the Participant knows or reasonably should have known about such plans, in any geographical or market area in which the Group is engaged in business.

1.9 “Confidential Information” has the meaning set forth in Section 4.2(c) hereof.

1.10 “Control” means, in relation to a Person, the direct or indirect holding or control of: (a) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters, (b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters, or (c) the right (whether pursuant to a contract, understanding or other arrangement) to direct or cause to be directed directly or indirectly a dominant influence over such other undertaking, and (i) where an undertaking is not a company, references above to directors, general meetings and members shall be deemed to refer to the equivalent bodies in such undertaking and (ii) “Controlled” and “Controlling” shall have a corresponding meaning.

1.11 “Disability” means (a) the Participant qualifying as disabled under the Company’s long term disability policy applicable to the Participant, or (b) determined by the Committee in good faith, the inability of the Participant, due to disability or incapacity, to perform the Services for (i) periods aggregating to one-hundred-eighty (180) days, whether or not continuous, in any continuous period of three-hundred-sixty-five (365) days or (ii) periods greater than ninety (90) consecutive days and, following the conclusion of such 180- or 90-day period, as applicable, the Participant is unable to resume the provision of Services.

1.12 “Eligible Participant” means any (i) Employee or other individual who has provided Services to the Company for at least one year, or (ii) any other individual who is otherwise designated by the Committee to be an Eligible Participant. Non-employee directors of the Board may be eligible to participate in the Plan. Each executive director of the Board will be eligible to receive grants of Phantom Shares under the Plan in connection with such individual’s service as an Employee, and no such grant of Phantom Shares will be made in connection with such individual’s service as a director of the Board.

1.13 “Employee” means any employee of or other person providing Services to the Group; provided that no leased employees will be eligible to participate in the Plan.

1.14 “Fair Market Value” means, with respect to a Share, as of the applicable Settlement Date (a) the closing sales price on the Settlement Date or, if not so reported for such day, the immediately preceding business day, of a Share as reported on the principal securities exchange on which Shares being traded in the form of American depositary shares are then listed or admitted to trading or (ii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. selected by the Committee. In the event that the price of a Share shall not be so reported or the Shares are not listed or admitted to trading, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion.

2021 Delimobil Holding S.A. Phantom Equity Plan

1.15 “Founder” means any Person that was the ultimate beneficial owner of a member of the Company directly or indirectly holding ordinary shares at the time the Shares became freely traded in the form of the American depository shares on the New York Stock Exchange.

1.16 “Good Leaver” means a Participant other than a Bad Leaver ceasing to be an Employee (i) as a consequence of the Participant’s dismissal as an Employee other than for Cause, or (ii) in the absence of a mutual termination agreement regarding the Services.

1.17 “Grant Agreement” means any agreement pursuant to which Phantom Shares are granted from time to time to a Participant, in the form attached hereto as Annex A or such other form to be determined by the Committee in its sole discretion.

1.18 “Grant Date” means, with respect to a Phantom Share, the date as of which such Phantom Share is granted to a Participant pursuant to a Grant Agreement.

1.19 “Group” means the Company and all of its direct and indirect Subsidiaries.

1.20 “Participant” means any Eligible Participant selected by the Committee to participate in the Plan who has been granted Phantom Shares pursuant to a Grant Agreement, for so long as such Phantom Shares remain outstanding.

1.21 “Person” means an individual, partnership, corporation, limited liability company, trust or other legal entity.

1.22 “Phantom Share” means the right to receive, upon vesting and settlement in accordance with the terms and conditions set forth in the Plan and any applicable Grant Agreement, an amount in cash equal to the Fair Market Value of a Share on the Settlement Date.

1.23 “Plan” means the 2021 Delimobil Holding S.A. Phantom Share Plan, as may be amended from time to time.

1.24 “Representatives” has the meaning set forth in Section 4.2(c) hereof.

1.25 “Restrictive Covenants” has the meaning set forth in Section 4.2 hereof.

1.26 “Restricted Period” means, with respect to a Participant, during the Participant’s provision of Services and thereafter for the period commencing on such Participant’s Separation Date and ending on the first anniversary of such Participant’s Separation Date.

1.27 “Separation Date” means the date upon which the Participant ceases to provide Services to the Group.

1.28 “Services” means the performance of services by a Participant as an employee, director or consultant to or for the benefit of the Group.

2021 Delimobil Holding S.A. Phantom Equity Plan

1.29 “Settlement Date” has the meaning set forth in Section 3.4 hereof.

1.30 “Shares” means the ordinary shares of the Company (or any other respective class of shares that confers upon its holder the right to one (1) vote at a general meeting of the Company and in other respects ranking pari passu with other shares in the Company).

1.31 “Subsidiary” means in relation to an undertaking (the holding undertaking), any other undertaking which the holding undertaking Controls and any undertaking which is a Subsidiary of another undertaking is also a Subsidiary of any undertaking of which that other is a Subsidiary.

1.32 “Vesting Date” has the meaning set forth in Section 3.3 hereof.

ARTICLE II

PLAN ADMINISTRATION

2.1 General. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan.

2.2 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, except as otherwise provided herein, the Committee shall have the power, in all cases in accordance with the provisions of the Plan, (a) to determine the Eligible Participants to whom grants of Phantom Shares shall be made and the number of Phantom Shares to be granted to any such Eligible Participant, (b) to determine the time or times when grants of Phantom Shares shall be made, (c) to modify or waive the terms and conditions of any grant of Phantom Shares, (d) to determine when and to what extent a Participant has ceased to provide Services including in connection with any leaves of absence approved by the Company, (e) to prescribe the form of and terms and conditions of any Grant Agreement, (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, (g) to construe and interpret the Plan, such rules and regulations and the Grant Agreements, (h) to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any Grant Agreement, and (i) to make all other determinations necessary or advisable for the administration of the Plan and otherwise do all things necessary to carry out the purposes of the Plan.

2.3 Determinations of the Committee. Any grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons or parties interested or concerned in the Plan.

2.4 Indemnification. No member of the Committee, nor the Board, nor any officer of the Company, acting in good faith, shall be liable to any Participant or any other Person for any action, omission or determination relating to the Plan. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person is or was a member or officer of the Committee, Board or Company, to the extent such criminal or civil action or proceeding relates to the Plan or any grant made pursuant to the Plan.

2021 Delimobil Holding S.A. Phantom Equity Plan

ARTICLE III

PHANTOM SHARES

3.1 Phantom Shares. The maximum number of Phantom Shares that may be granted under the Plan shall not exceed 5% of the aggregate of the total share capital of the Company outstanding on the Effective Date; provided that in the event of an increase in the total share capital of the Company outstanding at any time, the maximum number of Phantom Shares that may be granted under the Plan shall automatically increase by a number representing 5% of the number of shares by which total share capital outstanding increased; provided, further, that any decrease in total share capital of the Company outstanding at any time (through Company share repurchases or any other means but not including a reverse share split) shall have no effect on the maximum number of Phantom Shares that be granted pursuant to this Section 3.1.    Any Phantom Shares that are forfeited or cancelled or otherwise terminated without being settled in cash will again be eligible to be granted under the Plan.

3.2 Grants of Phantom Shares. The Committee shall determine the terms of all grants of Phantom Shares, subject to the limitations provided in the Plan, and shall furnish to each Participant a Grant Agreement setting forth the number of Phantom Shares subject to the grant and the terms applicable to the Participant’s Phantom Shares. By accepting a Grant Agreement, the Participant agrees to the terms of the Phantom Shares (as set forth in the Grant Agreement) and of the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Grant Agreement, the terms and conditions of the Plan shall prevail. The terms and conditions of grants of Phantom Shares may differ amongst different Participants and different grants. For purposes of clarification, Phantom Shares are used solely as units of measurement, and are not Shares or the right to receive Shares and the Participant is not, and has no rights as, a shareholder of the Company by virtue of any grant of Phantom Shares.

3.3 Vesting of Phantom Shares. Except as otherwise provided in the Grant Agreement, the Phantom Shares shall vest after two (2) years of uninterrupted active Service from the Grant Date (the “Vesting Date”).

3.4 Settlement of Phantom Shares. Except as otherwise provided in Sections 4.1(c) and 6.5 or the applicable Grant Agreement, a Participant’s vested Phantom Shares shall be settled in cash as soon as practicable, and in no event more than sixty (60) days following a request of the Participant, which may not occur earlier than one (1) day and not later than five (5) years after the applicable Vesting Date (each such date of settlement, the “Settlement Date”).

ARTICLE IV

TERMINATION OF SERVICES; RESTRICTIVE COVENANTS

4.1 Termination of Services. Except as otherwise provided in this Section 4.1 or in the applicable Grant Agreement, in the event that a Participant’s Services are terminated for any reason, all unvested Phantom Shares (including any unvested Phantom Shares that do not vest pursuant to clause (c) of this Section 4.1) held by such Participant shall be immediately forfeited for no consideration as of such Participant’s Separation Date. With respect to vested Phantom Shares (including any unvested Phantom Shares that vest pursuant to clause (c) of this Section 4.1), except as otherwise provided in the applicable Grant Agreement:

2021 Delimobil Holding S.A. Phantom Equity Plan

(a) In the event that (i) a Participant’s Services are terminated as a Bad Leaver or (ii) the Participant breaches any of the Restrictive Covenants, all of such Participant’s Phantom Shares, whether or not vested, shall immediately be forfeited for no consideration as of such Participant’s Separation Date or the date such breach is committed, as applicable.

(b) In the event that a Participant’s Services are terminated as a result of the Participant’s death or Disability or as a Good Leaver, any vested but unpaid Phantom Shares shall be settled on the Settlement Date in accordance with Section 3.4.

(c) In the event that a Participant’s Services are terminated as a result of the Participant’s death or Disability or as a Good Leaver, 100% of the Participant’s unvested Phantom Shares will vest immediately and may be settled in cash within three hundred sixty (360) days following the date of such Participant’s Separation Date, and, in the event of the death of the Participant, paid to such Participant’s estate, upon request of the Participant, his legal representative or, as the case may be, the Participant’s estate.

4.2 Restrictive Covenants. The following restrictive covenants shall apply to each Participant unless otherwise set forth in such Participant’s Grant Agreement(s). In consideration of the Participant’s Services and the grant of Phantom Shares pursuant to the Plan, the Participant makes the following covenants (the “Restrictive Covenants”):

(a) Non-Compete. Each Participant agrees that the Company would likely suffer significant harm from any Participant’s competing with the Company during the Restricted Period. Accordingly, each Participant, agrees that, unless otherwise expressly agreed in writing, for the duration of the Restricted Period such Participant will not associate directly or indirectly, whether as an employee, officer, director, agent, partner, stockholder, owner, member representative, consultant or otherwise, with any Competitor or its Affiliates. A Participant shall not violate this Section 4.2(a) solely as a result of such Participant’s investment in stock or other securities of a Competitor or any of its Affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Participant does not, directly or indirectly, hold or otherwise beneficially own or have a pecuniary interest in, in the aggregate, more than a total of five percent (5%) of all such issued and outstanding shares of stock or other securities of such Competitor of any of its Affiliates.

(b) Non-Solicit. During the Restricted Period, each Participant agrees not to, whether on such Participant’s own behalf or on behalf of any other Person, either directly or indirectly, (i) solicit, induce, persuade, or entice, or endeavor to solicit, induce, persuade, or entice any Person who is providing Services to the Group as an employee, consultant or advisor to leave that position, including any person who was an employee, consultant or advisor of the Group at any time during the six (6) months prior to such solicitation, or (ii) solicit or hire any such person. During the Restricted Period, each Participant agrees not to, whether on such Participant’s own behalf or on behalf of any other Person, either directly or indirectly, solicit any customer or supplier of the Group in connection with any business activity of a Competitor or to terminate or alter in a manner adverse to the Group such customer’s or supplier’s relationship with the Group.

2021 Delimobil Holding S.A. Phantom Equity Plan

(c) Confidentiality. Each Participant agrees, and shall cause its respective agents and advisors (including attorneys, accountants and financial advisors) (“Representatives”), to keep confidential non-public or proprietary information concerning the business, customers, suppliers, assets and finances of the Group, in each case, regardless of form in which furnished or timing of furnishment, and regardless of the source or form of such information (the “Confidential Information”); provided, however, that disclosure of the Confidential Information may be made (A) with the prior written consent of the Company or (B) to the extent required by applicable law or pursuant to a request by a governmental entity provided that in the event of a request described in clause (B), such person shall (i) promptly notify the Company, in writing, of the existence, terms and circumstances surrounding such a request, (ii) consult with the Company on the advisability of taking steps to resist or narrow such request, (iii) if disclosure of such Confidential Information is required, furnish only such portion of the Confidential Information as the Participant is advised by counsel is legally required to be disclosed, and (iv) cooperate with the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information that is required to be disclosed. Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of any disclosure resulting from an act or omission by the Participant or any of its Representatives, (ii) is independently developed by the Participant or its Representatives without use of the Confidential Information or any derivative thereof and without violating the obligations of the Participant hereunder or (iii) is provided to such Participant by a third party that was not known to the Participant, acting in good faith, to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Notwithstanding anything herein to the contrary, nothing in this Plan shall, to the extent applicable, (x) prohibit the Participant from making any report or disclosure required by applicable law; (y) prohibit the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (z) require notification or prior approval by the Group of any reporting described in clause (x). The Participant is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

(d) Work Product is Property of the Company. All of the Participant’s work product during the term of his or her Services will be the property of the Company. This includes, without limitation, all ideas, inventions, business methods and other creations conceived or made by the Participant either alone or with others in connection with the performance of the Participant’s Services for the Group. The Participant agrees to, and does hereby, assign to the Company, or their designee, all of the Participant’s right, title and interest throughout the world in all such work product, and agrees to execute such documents, and to take such other actions, as may be reasonably requested by the Company to effect the Company’s (or their designee’s) rights in all such work product.

2021 Delimobil Holding S.A. Phantom Equity Plan

(e) Limitations. If the provisions of this Section 4.2 are ever deemed by a court to exceed the limitations permitted by applicable law, the Participant and the Company agree that such provisions shall be, and are, automatically reformed to the maximum limitations permitted by such law. In the event of an express conflict between the subject matter of this Section 4.2 and any other agreement to which the Participant may be subject, with respect to the Participant’s rights and obligations under the Plan and to any Phantom Shares, the terms of this Section 4.2 shall control.

(f) Amendment. The provisions of this Section 4.2 may not be amended without the prior consent of the Committee.

4.3 Enforceability of Restrictive Covenants. Each Participant acknowledges the reasonableness of the term, geographical territory, and scope of the Restrictive Covenants set forth in this Article IV, and such Participant agrees that he or she will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the Restrictive Covenants set forth herein and such Participant hereby waives any such defense. Each Participant further acknowledges that complying with the provisions contained in this Agreement will not preclude such Participant from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Each Participant agrees that his or her Restrictive Covenants under this Article IV are separate and distinct obligations under the Plan, and the failure or alleged failure of the Company to perform its obligations under any other provisions of the Plan shall not constitute a defense to the enforceability of such Participant’s Restrictive Covenants and obligations under the Plan.

4.4 Injunctive Relief. It is impossible to measure in money the damages that will accrue to the Group in the event that a Participant breaches any of the provisions of this Article IV. In the event that a Participant breaches any such provision, the Group shall be entitled to seek an injunction restraining the Participant from violating such provision (without posting any bond). If the Group shall institute any action or proceeding to enforce any such provision, the Participant hereby waives the claim or defense that the Group has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Group has an adequate remedy at law. The foregoing shall not prejudice the Group’s other rights or remedies under applicable law or equity.

ARTICLE V

ADJUSTMENTS; CHANGE IN CONTROL

5.1 Adjustments to Phantom Shares. In the event of any stock split or combination of shares (including a reverse stock split), reorganization, recapitalization, large, special and non-recurring dividend, split-up, spin-off, merger, exchange of stock, redemption, repurchase, consolidation, other change in the capital structure of the Company, sale of assets or other similar event which requires adjustment in the good faith determination of the Committee in order to avoid the enlargement or dilution of rights hereunder, the Committee shall make adjustments to the maximum number of Phantom Shares that may be granted under the Plan and also make such changes in the number of outstanding Phantom Shares, and the terms thereof, as the Committee determines to be appropriate. References in the Plan to Shares shall be construed to include any stock or securities resulting from an adjustment pursuant to this Section 5.1.

2021 Delimobil Holding S.A. Phantom Equity Plan

5.2 Change in Control. Notwithstanding the foregoing or anything to the contrary in the Plan or any Grant Agreement, in the event of a Change in Control, the Committee may provide that outstanding Phantom Shares be terminated, fully vested, assumed by the acquiring or surviving Person, or substituted by the acquiring or surviving Person with an grant that provides, to the maximum extent practicable, an economically equivalent benefit (taking into account the Fair Market Value as of the date of such Change in Control, as determined by the Committee in its sole discretion.

5.3 Clawback. In the event that (i) the Company’s financial results are materially restated or (ii) there is a significant adverse legal finding by a court or regulator against the Company in which any Participant is found to have culpability, the Committee may review the circumstances surrounding the restatement or adverse legal finding and determine whether to (a) cancel any outstanding Phantom Shares granted to any Participant, in whole or in part, whether or not vested and/or (b) require any Participant to repay to the Company cash received upon the settlement of any Phantom Shares during the Lookback Period (as defined below) determined by the Committee to have been inappropriately received by the Participant. The “Lookback Period” is defined as the five (5) completed fiscal years immediately preceding the date on which the Company files such restatement or the date of the adverse legal finding. Cancellation and repayment obligations will be effective as of the date specified by the Committee. The Committee may provide for an offset to any future payments owed by the Group to the Participant if necessary to satisfy the repayment obligation. The determination regarding cancellation of a Phantom Share or a repayment obligation shall be within the sole discretion of the Committee and shall be binding upon the Participant and the Company.

ARTICLE VI

MISCELLANEOUS

6.1 Unfunded Plan. The Plan shall be unfunded. Payments to a Participant under the Plan shall be made from the general assets of the Company and to the extent that any person acquires the right to receive payment from the Company under the Plan, such right shall be no greater than the rights of any unsecured general creditor of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with the Participant’s participation in the Plan.

6.2 Assignment of Rights. Neither the Participant, nor his or her heirs, assigns, trust, estate, nor any other person claiming through or under the Participant shall have any right to commute, encumber or dispose of the right to receive payments hereunder, all of which payments and the right thereto are expressly declared to be non-assignable and any such attempt at assignment shall be void and of no effect.

6.3 Rights to Continued Services. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s Services by the Company or interfere in any way with the right of the Company at any time to terminate such Services or to increase or decrease the base salary or other compensation of the Participant.

2021 Delimobil Holding S.A. Phantom Equity Plan

6.4 Withholding. The Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind with respect to the benefit otherwise due to the Participant any foreign, federal, state or local taxes of any kind required by law to be withheld from such payments.

6.5 Section 409A. It is intended that, to the extent an Eligible Participant is a United States taxpayer, the Grant Agreement for any grant made to such Eligible Participant shall contain such terms as may be required in order for such grant to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986 and the regulations and guidance promulgated thereunder, as such may be in effect from time to time.

6.6 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1 Amendments. The Committee shall have full power and authority to amend, modify or alter the Plan or any outstanding Phantom Share in whole or in part; provided, however, that except as otherwise expressly permitted by the Plan or applicable Grant Agreement, any such modification, alteration or amendment shall not materially adversely affect any rights or benefits accrued by a Participant under the Plan or outstanding Phantom Share as of the effective date of any such modification, alteration or amendment without the consent of such affected Participant.

7.2 Termination. The Committee shall have full power and authority to terminate the Plan in whole or in part; provided, however, that except as otherwise expressly permitted by the Plan or applicable Grant Agreement, upon termination all outstanding Phantom Shares shall continue to vest and be settled in accordance with their terms.

2021 Delimobil Holding S.A. Phantom Equity Plan

Annex A – Form of Grant Agreement

Delimobil Holding S.A.

[Address]

[Address]

Dear [Name]:

Delimobil Holding S.A. (the “Company”) is pleased to offer you the opportunity to participate in its 2021 Delimobil Holding S.A. Phantom Equity Plan (the “Plan”). As a participant in the Plan, you are receiving the right to receive a grant of phantom units (the “Phantom Units”), subject to your executing this letter agreement (the “Agreement”) and the performance metrics being met as described below. Capitalized terms used in this Agreement but not otherwise defined herein have the meanings set forth in the Plan.

1.

Grant of Phantom Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, to the extent the performance metrics set forth in Schedule 1 to this Agreement are met, the Company will grant to you up to [•] Phantom Units on one or several dates as set forth in Schedule 1 (each, the “Grant Date” and together, the “Grant Dates”), subject to your continued Services from the date hereof to the respective Grant Dates. If such performance metrics are not met prior to the respective Grant Date or your Services are terminated for any reason prior to that Grant Date, you will not be granted Phantom Units allocated for that Grant Date and you will have no further rights to these Phantom Units under this Agreement. The Committee will determine in its sole discretion whether or not the performance metrics have been met and whether any Phantom Units will be granted pursuant to this Agreement.

2.

Vesting. Any Phantom Units granted under this Agreement will vest on the second (2nd) anniversary of the Grant Date or any other date, as may be specified in Schedule 1 (the “Vesting Date”) subject to your uninterrupted active Services from the Grant Date to the Vesting Date. The consequences of any termination of Services prior to the Vesting Date on your Phantom Units are set forth in Section 4.1 of the Plan.

3.

Settlement of Phantom Shares. Except as otherwise provided in Sections 4.1(c) and 6.5 of the Plan, your vested Phantom Shares shall be settled in cash as soon as practicable, and in no event more than sixty (60) days following a request by you, which may not occur earlier than one (1) day and not later than five (5) years after the applicable Vesting Date (such date of settlement, the “Settlement Date”).

4.

Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan, in which case the provisions of this Agreement shall govern.

5.

Acknowledgements. You acknowledge and agree that you have read and understand the terms of the Plan and this Agreement, including with respect to certain obligations (including without limitation the Restrictive Covenants) imposed on you under the terms of the Plan, and you agree to be bound by the terms and conditions of the Plan and comply therewith in accordance with their terms.

6.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

*    *    *    *    *    *     *

If you agree with the foregoing provisions, please sign in the appropriate space below and return the original to [•] at the Company by no later than [•].

Sincerely,

DELIMOBIL HOLDING S.A.

By:
Name: [•]
Title: [•]

Agreed and Accepted:

___________________

[Name]

Date: ______________

SCHEDULE 1